UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2012, The Wendy’s Company (the “Company”) announced that Stephen D. Farrar, Chief Operating Officer of North America, will retire from the Company, effective April 20, 2012. Mr. Farrar, 62, joined the Company in 1980 and, during his tenure, assumed positions of increasing responsibility in both Company and franchise operations. Before assuming the role as Chief Operating Officer of North America, Mr. Farrar was Senior Vice President of Wendy’s Western Region.

The Company does not intend to replace the Chief Operating Officer of North America position, as John Peters, Senior Vice President of North American Operations, who currently oversees restaurant operations for three U.S. regions and Canada, will continue direct management responsibility for operations and business activities for all Wendy’s company and franchise-owned restaurants in the U.S. and Canada.

Mr. Peters joined the Company in 1983 and has held the positions of Franchise Area Director (1990 to 1992), Director of Area Operations in Los Angeles (1992 to 2001), Division Vice President (2001 to 2006) and Senior Vice President of the Western Region (2006 to 2010). Mr. Peters holds a Bachelor of Science degree in Business Management from Morehead State University. He will report to President and Chief Executive Officer Emil Brolick.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: March 23, 2012	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary